Exhibit 4 - Specimen Stock Certificate

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

            NUMBER                                    SHARES

                   COMMON STOCK

SURAJ VENTURES, INC.

COMMON STOCK  500,000,000 AUTHORIZED, $.001 PAR VALUE

CUSIP -
THIS CERTIFIES THAT

is the Owner of

Shares of the Capital Stock of

SURAJ VENTURES, INC.

transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.

In Witness Whereof the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate Seal to be hereunto affixed at this  day of  A.D. .

 Suraj Ventures, Inc.                   SURJIT SINGH GIL                  JOS D’SOUZA
    Seal                  President                         Secretary
    Nevada

Transfer Agent:
Action Stock Transfer Corp.
Suite 300 - 7069 S. Highland Drive
Salt lake City, Utah, 84121

Shares                               Each